                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                EEX Corporation
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                EEX CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 22, 2001

To the Shareholders of
EEX Corporation:

     The Annual Meeting of the Shareholders of EEX Corporation, a Texas corporation (the "Company"), will be held at the Company's offices at 2500 CityWest Blvd., Houston, Texas 77042 on Tuesday, May 22, 2001, at 10:00 a.m., for the following purposes:

     1. To elect two Directors for terms expiring at the Annual Meeting held in 2004;

     2. To ratify the Board of Directors' appointment of Ernst & Young LLP as independent auditors of the Company for the year ended December 31, 2001; and

     3. To consider and act upon such other business as may be properly presented to the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business March 23, 2001, as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at such meeting. A list of such shareholders will be available at the time and place of the meeting and during the ten days prior to the meeting at the office of the Corporate Secretary of the Company at the address above.

     Shareholders are cordially invited to attend the Annual Meeting. REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO READ THE ATTACHED PROXY STATEMENT AND SIGN, DATE AND MAIL THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. It is important that your shares are represented at the meeting, and your promptness will assist us in making necessary preparations for the meeting. If you receive more than one proxy card because your shares are registered in different names or addresses, each card should be completed and returned to assure that all your shares are voted.

     A Proxy Statement, proxy card and the Company's 2000 Annual Report on Form 10-K accompany this Notice of Annual Meeting.

                                                By Order of the Board of
                                                Directors,

                                                Richard L. Edmonson
                                                Senior Vice President, General
                                                Counsel
                                                and Corporate Secretary

Houston, Texas
April 10, 2001

                                EEX CORPORATION
                            2500 CITYWEST BOULEVARD
                                   SUITE 1400
                              HOUSTON, TEXAS 77042
                                 (713) 243-3100

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 22, 2001

     This Proxy Statement is being mailed on or about April 10, 2001, to shareholders of EEX Corporation, a Texas corporation (the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on May 22, 2001, at 10:00 a.m., at the Company's offices at 2500 CityWest Blvd., Houston, Texas 77042.

     The purpose of the Annual Meeting is to consider and vote upon (i) the election of two Directors for terms expiring at the Annual Meeting held in 2004,
(ii) the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company, and (iii) such other matters as may be properly presented to the meeting or any adjournment thereof.

     The enclosed proxy may be revoked at any time before it is exercised by filing with the Corporate Secretary an instrument revoking it, by submitting a subsequently dated proxy, or by appearing at the annual meeting and voting in person. Unless revoked, a properly signed and dated proxy that is returned will be voted in accordance with the directions thereon. If no instructions are specified, the shares will be voted for the election of the nominees for Director and for the ratification of the appointment of Ernst & Young LLP as independent auditors. If other matters are properly presented before the Annual Meeting, the persons voting the proxies will vote them in accordance with their best judgment.

     Holders of record of the Company's common stock (the "Common Stock") at the close of business on the record date, March 23, 2001, are entitled to vote at the Annual Meeting. On March 23, 2001, the Company had outstanding 42,221,813 shares of Common Stock. Each share of Common Stock is entitled to one vote at the Annual Meeting.

     Holders of record of the Company's Series B 8% Cumulative Perpetual Preferred Stock (the "Preferred Stock") are entitled to vote upon all matters upon which holders of Common Stock have the right to vote. Each share of Preferred Stock is entitled to the number of votes equal to the quotient of (i) 8,000,000 divided by (ii) the number of outstanding shares of Preferred Stock, but in no event more than 5.334 votes per share of Preferred Stock. On March 23, 2001, the Company had outstanding 1,754,808 shares of Preferred Stock, entitling the holders thereof to 8,000,000 votes at the Annual Meeting.

     The holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. A plurality of the votes cast at this meeting is required for the election of Directors. A majority of the votes cast or expressly abstaining is required for the ratification of the appointment of independent auditors. Except any matter for which a specified portion of the shares entitled to vote is required by statute, the Company's Restated Articles of Incorporation or its Bylaws, any other matter that is submitted for approval would require the affirmative vote of the holders of a majority of the shares entitled to vote at the meeting and voted for or against or expressly abstaining. The inspectors of election will treat broker non-votes on any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote as shares not entitled to vote with respect to that matter; however, such shares will be considered present and entitled to vote for quorum purposes so long as they are entitled to vote on other matters.

     Enclosed with this Proxy Statement is a copy of the Company's 2000 Annual Report which is not to be regarded as proxy soliciting material or as a communication by means of which solicitation is made.

                             ELECTION OF DIRECTORS

INFORMATION REGARDING NOMINEES

     Two Directors will be elected at the Annual Meeting. The Company's Bylaws provide for a classified Board. The Directors are divided into three classes with staggered terms expiring at the third Annual Meeting following the one at which members of the class are elected. The following two Directors have been nominated for election by the Board of Directors upon recommendation of the Governance and Nominating Committee to serve for a term expiring at the Annual Meeting in 2004:

THOMAS M HAMILTON

     Mr. Hamilton, age 57, became a Director and was elected Chairman and President, Chief Executive Officer of the Company in January 1997. Previously Mr. Hamilton served Pennzoil Company for five years where he was Executive Vice President, and President of Pennzoil Exploration & Production Company. At the time of his employment, Pennzoil was engaged in exploration and production, refining, marketing and franchising.

FREDERICK M. LOWTHER

     Mr. Lowther, age 57, has been a partner in the law firm of Dickstein, Shapiro, Morin & Oshinsky, LLP, Washington, D.C. since 1973. He has been a member of such firm's Executive Committee and chairman of its Compensation Committee since 1989. He is also Counsel to the

Chairman of KeySpan Energy Development Corporation. He has been a Director of the Company since August 1997. He is also a Director of Poseidon Resources Corporation and KeySpan Energy Development Corporation.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

     Information about the Company's continuing Directors is set forth below:

FREDERICK S. ADDY (term expires 2002)

     Mr. Addy, age 69, retired as Executive Vice President, Chief Financial Officer, and Director of Amoco Corporation, an international integrated oil and gas company, in 1994. Mr. Addy has been a Director of the Company since January 1995. He also served the Company as interim Chairman and Chief Executive Officer from September 1996 to January 1997 and as President from October 1996 to January 1997. He is also a Director of Baker, Fentress & Company and trustee of The J. P. Morgan Funds.

B. A. BRIDGEWATER, JR. (term expires 2003)

     Mr. Bridgewater, age 67, retired in 1999 as Chairman, President and Chief Executive Officer of Brown Group, Inc., a wholesaler and retailer of footwear. He has been a Director of the Company since January 1995. Mr. Bridgewater is a Director of FMC Corporation, Mitretek Systems, Inc., ThoughtWorks, Inc., and an Advisory Director of Schroder Venture Partners LLC.

MICHAEL P. MALLARDI (term expires 2003)

     Mr. Mallardi, age 67, retired in 1996 as the Senior Vice President of Capital Cities/ ABC, Inc., and President of Capital Cities/ABC Broadcast Group, a part of the Walt Disney Company and a television and radio broadcaster. He has been a Director of the Company since October 1996. Mr. Mallardi is also trustee of The J.P. Morgan Funds.

HOWARD H. NEWMAN (term expires 2002)

     Mr. Newman, age 53, is a Vice Chairman of the investment firm E.M. Warburg, Pincus & Co., LLC, where he has been a Member and Managing Director and a general partner of Warburg, Pincus & Co. since 1987. He is currently a member of the firm's Operating Committee and Compensation Committee. Prior to joining Warburg Pincus, he held various positions with Morgan Stanley & Co., Incorporated. He became a Director of the Company on January 8, 1999. Mr. Newman also serves on the Board of the Directors of ADVO, Inc., Newfield Exploration Company, Cox Insurance Holdings, Plc, Dime Bancorp, Inc., Eagle Family Foods Holdings, Inc., Encore Acquisition Company, Spinnaker Exploration, Inc., and several private companies.

EXECUTIVE OFFICERS

               NAME                 AGE                        TITLE
               ----                 ---                        -----
T. M Hamilton.....................  57    Chairman and President, Chief Executive Officer
D. R. Henderson...................  50    Executive Vice President and Chief Operating
                                          Officer
R. S. Langdon.....................  50    Executive Vice President, Finance and
                                          Administration, and Chief Financial Officer
R. L. Edmonson....................  49    Senior Vice President, General Counsel and
                                          Corporate Secretary
R. W. Oliver......................  47    President of EEX Exploration and Production
                                            Company, LLC

     Mr. Hamilton was elected Chairman and President, Chief Executive Officer in January 1997. Previously, Mr. Hamilton served Pennzoil Company for five years where he was Executive Vice President, and President of Pennzoil Exploration & Production Company.

     Mr. Henderson was elected Executive Vice President and Chief Operating Officer in March 1997. He was Executive Vice President, Worldwide Exploration, of the Company from January 1997 to March 1997. Previously, he held the position of Senior Vice President of Worldwide Exploration at Pennzoil Exploration & Production Company. Prior to that, he held various positions with Pennzoil Company and its subsidiaries, including Senior Vice President--Exploration, Senior Vice President--International, and Senior Vice President--Worldwide Exploration.

     Mr. Langdon was elected Executive Vice President, Finance and Administration and Chief Financial Officer in March 1997. Previously, he was an oil and gas consultant from August 1996 to March 1997. Prior to that, he held various positions with the Pennzoil Companies since 1991, including Executive Vice President--International Marketing--Pennzoil Products Company, from June 1996 to August 1996; Senior Vice President--Business Development & Shared Services--Pennzoil Company from January 1996 to June 1996; and Senior Vice President--Commercial & Control--Pennzoil Exploration & Production Company from December 1991 to December 1995.

     Mr. Edmonson was elected Senior Vice President, General Counsel and Corporate Secretary in July 2000. Previously, he was in private practice from August 1999 to June 2000. Prior to that, he held various positions with PennzEnergy Company and the oil and gas subsidiaries of Pennzoil Company from June 1977 to August 1999, including Senior Vice President--Negotiations, Land and Administration; Senior Vice President--International and Negotiations; Senior Vice President--Legal; Vice President--Legal; Senior Attorney; and Attorney.

     Mr. Oliver became President of EEX Exploration and Production Company, LLC, a subsidiary of the Company, on December 17, 1999. Previously, he was President of Tesoro Exploration and Production Company and Tesoro Bolivia Petroleum Company, subsidiaries of Tesoro Petroleum Corporation, from September 1995 to December 17, 1999. He was an independent consultant from November 1994 to September 1995. Prior to that, he was Vice President, Exploration/Acquisitions of Bridge Oil (U.S.A.), Inc. from December 1988 to November 1994.

     All officers of the Company are elected annually by the Board of Directors. Officers may be removed by the Board of Directors whenever, in its judgment, the best interest of the Company will be served thereby.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS OF THE COMPANY

Common Stock

     The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock as of March 23, 2001, by (i) each person who is known by the Company to own beneficially more than five percent of the such securities, (ii) each Director and nominee for Director,
(iii) each executive officer identified under "Executive Compensation" and (iv) all Directors and executive officers as a group. Under Securities and Exchange Commission rules, several persons may be deemed to be the beneficial owners of the same shares. As a result, readers are urged to read the footnotes to the table.

                                                            NUMBER OF
                                                              SHARES          PERCENT
                                                           BENEFICIALLY         OF
                                                             OWNED(1)          CLASS
                                                           ------------       -------
Wellington Management Company, LLP.......................     4,127,800(2)      9.8
Dimensional Fund Advisors, Inc. .........................     3,665,030(3)      8.7
Becker Capital Management, Inc. .........................     2,467,707(4)      5.8
Warburg, Pincus Equity Partners, L.P.....................    13,000,000(5)     23.3
T. M Hamilton............................................       643,966(6)      1.5
F. S. Addy...............................................        72,735(7)        *
B. A. Bridgewater, Jr. ..................................       100,817(7)        *
F. M. Lowther............................................        73,749(7)        *
M. P. Mallardi...........................................        79,594(7)        *
H. H. Newman.............................................    13,070,827(7)(8)  23.7
D. R. Henderson..........................................       190,314(9)        *
R. S. Langdon............................................       184,677(10)       *
R. L. Edmonson...........................................        15,861           *
J. K. Hartrick...........................................            66           *
R. W. Oliver.............................................        70,683(11)       *
All Directors and executive officers as a group (11
  persons)...............................................    14,483,555(12)    26.3

------------

  *  Less than 1%

 (1) The number of shares owned includes shares held in the Company's Employee Stock Purchase and Savings Plan, restricted shares awarded under the Revised and Amended 1996 Stock Incentive Plan and the Amended and Restated 1998 Stock Incentive Plan, and shares subject to options or warrants exercisable as of March 23, 2001, or within 60 days thereafter, where applicable.

 (2) Based on information set forth in an amendment to Schedule 13G, filed February 13, 2001, these shares were reported, as of December 31, 2000, by Wellington Management Company, LLP ("WMC"), 75 State Street, Boston, MA 02109 as being owned by clients of WMC. WMC reported beneficial ownership of 2,775,900 shares with shared voting power and 4,127,800 shares with shared dispositive power.

 (3) Based on information set forth in a Schedule 13G, filed February 2, 2001, these shares were reported, as of December 31, 2000, by Dimensional Fund Advisors Inc. ("Dimensional"), 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401 as being owned by clients of Dimensional. Dimensional reported beneficial ownership of 3,665,030 shares with sole voting power and 3,665,030 shares with shared dispositive power.

 (4) Based on information set forth in an amendment to Schedule 13G, filed January 30, 2001, these shares were reported, as of December 31, 2000, by Becker Capital Management, Inc. ("Becker Capital"), 1211 S.W. Fifth Avenue, Suite 2185, Portland, OR 97204. Becker Capital reported beneficial ownership of 2,085,471 shares with sole voting power and 2,467,707 shares with sole dispositive power.

 (5) These shares represent warrants owned by Warburg, Pincus Equity Partners, L.P. and certain affiliated partnerships ("WPEP"). The sole general partner of WPEP is Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg, Pincus & Co., LLC, a New York limited liability company ("EMW LLC"), manages WPEP. The members of EMW LLC are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC and may be deemed to control both entities. WP and EMW LLC may be deemed to beneficially own the warrants owned by WPEP. As more fully described in Note 8, below, Mr. Newman may also be deemed to have an indirect pecuniary interest in these warrants. The address of each WPEP, WP, EMW LLC, Mr. Pincus and Mr. Newman is 466 Lexington Ave., 10th Floor, New York, NY 10017.

     The warrants are in three series, each exercisable for $12 per share of Common Stock: (a) Series A Warrants to acquire 10.5 million shares, exercisable for 10 years; (b) Series B Warrants to acquire 2.5 million shares, exercisable for 7 years, and (c) Series C Warrants to acquire 8 million shares, exercisable for 7 years. The Series A and Series B Warrants are exercisable for shares of Common Stock by paying cash or utilizing shares of Preferred Stock at the stated value on a gross or net basis and are included in the table. The Series C Warrants are currently exercisable only as a stock appreciation right (entitled to receive the cash difference between the exercise price and the market price of the Common Stock on the trading day prior to the date of exercise). The Company may, at its option prior to

     July 30, 2002, elect to allow the Series C Warrants to be exercised for shares of Common Stock by paying cash or by utilizing shares of Preferred Stock at the stated value on a gross or net basis. The Series C Warrants are not included in the table.

 (6) Includes 253,333 shares that are subject to options exercisable as of March 23, 2001, or within 60 days thereafter.

 (7) Includes 45,431 shares that are subject to options exercisable as of March 23, 2001, or within 60 days thereafter.

 (8) Mr. Newman is a Managing Director and member of EMW LLC and a general partner of WP. As such, Mr. Newman may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange
     Act) in the warrants described in footnote (5), above. Mr. Newman disclaims beneficial ownership of the warrants within the meaning of Rule 13d-3 under the Exchange Act or otherwise.

 (9) Includes 116,667 shares that are subject to options and warrants exercisable as of March 23, 2001, or within 60 days thereafter.

(10) Includes 120,000 shares that are subject to options and warrants exercisable as of March 23, 2001, or within 60 days thereafter.

(11) Includes 35,000 shares that are subject to options exercisable as of March 23, 2001, or within 60 days thereafter.

(12) Includes 13,752,155 shares that are subject to warrants or options exercisable as of March 23, 2001, or within 60 days thereafter.

Preferred Stock

     All 1,754,808 outstanding shares of the shares of Preferred Stock are owned by Warburg, Pincus Equity Partners, L.P. and certain affiliated partnerships ("WPEP"). The sole general partner of WPEP is Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg, Pincus & Co., LLC, a New York limited liability company ("EMW LLC"), manages WPEP. The members of EMW LLC are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC and may be deemed to control both entities. WP and EMW LLC may be deemed to beneficially own the Preferred Stock owned by WPEP. Howard H. Newman, a director of the Company, is a Managing Director and member of EMW LLC and a general partner of WP. As such, Mr. Newman may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act in an indeterminate portion of the Preferred Stock owned by WPEP. Mr. Newman disclaims beneficial ownership of the Preferred Stock within the meaning of Rule 13d-3 under the Exchange Act or otherwise.

     In addition, these shares of Preferred Stock, together with the warrants owned by WPEP, (or a pro rata portion thereof), upon the occurrence of a Change in Control (as defined in the December 1998 Purchase Agreement between WPEP and the Company), may, at the option of WPEP, be exchanged for 27,907,050 shares of Common Stock (subject to pro rata reduction if only a portion of the Preferred Stock and warrants are exchanged and subject to anti-dilution adjustments); provided that under certain circumstances, the Company may elect to pay WPEP cash in lieu of shares of Common Stock.

BOARD OF DIRECTORS AND COMMITTEES

     During 2000, the Board of Directors met six times. No Director attended fewer than 75 percent of the aggregate of the total number of Board meetings and the meetings of a committee on which he served. The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Governance and Nominating Committee.

Audit Committee

     The Audit Committee meets periodically with the independent and internal auditors; reviews annual financial statements and the independent auditors' work and report thereon; reviews the independent auditors' report on internal controls and related matters; selects and recommends to the Board of Directors the appointment of the independent auditors; reviews the letter of engagement and statement of fees which pertain to the scope of the annual audit and certain special audit and non-audit work which may be required or suggested by the independent auditors; receives and reviews information pertaining to internal audits; directs and supervises special investigations; and performs any other functions deemed appropriate by the Board of Directors. Members of the Audit Committee are Messrs. Addy (Chairman), Bridgewater, Lowther, and Mallardi, each of whom is independent (as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listed Company Manual). The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Attachment A. The Audit Committee met five times during 2000.

Audit Committee Report

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

Dated: February 20, 2001                        Audit Committee
                                                F. S. Addy, Chairman
                                                B. A. Bridgewater, Jr.
                                                F. M. Lowther
                                                M. P. Mallardi

Compensation Committee

     The Compensation Committee establishes, approves, or recommends to the Board of Directors, in those instances where its approval is required, the annual performance goals for and the compensation and major items related to the compensation of the Chief Executive Officer, officers and other key employees. The Committee also ensures that the Company implements plans for Chief Executive Officer succession and executive succession and administers the Company's stock option plans. Members of the Compensation Committee are Messrs. Mallardi (Chairman), Addy, Bridgewater, Lowther and Newman. The Compensation Committee met four times in 2000.

Governance and Nominating Committee

     The function of the Governance and Nominating Committee of the Board of Directors is to consider and make recommendations to the Board concerning the appropriate size and needs of the Board, including the annual nomination of Directors and names of candidates to fill vacant Board positions. The Committee reviews and makes recommendations concerning other policies related to the Board and Directors, including compensation, committee composition, structure and size, and retirement and resignation policies. The Committee is responsible for the periodic review of the Company's Corporate Governance Principles and other corporate governance issues and trends. Members of the Governance and Nominating Committee are Messrs. Bridgewater (Chairman), Addy, Lowther, Mallardi and Newman. The Governance and Nominating Committee met two times in 2000.

     The Governance and Nominating Committee will consider nominations for Director made by shareholders. Such nominations should be directed to the Corporate Secretary.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides information as to compensation paid by the Company and its subsidiaries for services rendered during the periods shown for the chief executive officer, each of the executive officers whose salary and bonus exceeded $100,000 in 2000 and who were serving at the end of the year and one additional person who was an executive officer during, but not at the end of, 2000 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                                      ---------------------------------    -------------------------------------
                                                                      AWARDS                    PAYOUTS
                                                             ------------------------   ------------------------
                                                                           SECURITIES     LONG-
                                                             RESTRICTED      UNDER-       TERM
                                                               STOCK         LYING      INCENTIVE    ALL OTHER
                                                               AWARDS       OPTIONS/     PAYOUTS    COMPENSATION
 NAME AND PRINCIPAL POSITION   YEAR   SALARY($)   BONUS($)     ($)(1)       SARS(#)      ($)(2)        ($)(3)
 ---------------------------   ----   ---------   --------   ----------    ----------   ---------   ------------
T. M. Hamilton...............  2000    500,000    300,000     500,906(4)    100,000      162,503         2,550
  Chairman and President,      1999    500,000         --     315,650(5)    300,000           --         2,400
  Chief Executive Officer      1998    500,000         --     307,520(6)    230,000           --         2,400
D. R. Henderson..............  2000    262,000    217,600          --        50,000      138,128         2,475
  Executive Vice President     1999    262,000         --     110,763(4)    130,000           --         2,400
  and Chief Operating Officer  1998    260,000    125,000          --        50,000           --         2,400
R. S. Langdon................  2000    262,000    217,600     180,163(4)     60,000       40,628         1,806
  Executive Vice President     1999    262,000         --          --       130,000           --         2,367
  Finance and Administration   1998    260,000    125,000          --        50,000           --         1,766
  and Chief Financial Officer
R. L. Edmonson...............  2000    100,000    156,000      47,000(7)     50,000           --         1,063
  Senior Vice President,       1999         --         --          --            --           --            --
  General Counsel and          1998         --         --          --            --           --            --
  Corporate Secretary
J. K. Hartrick(8)............  2000    100,000         --          --        35,000           --     1,405,763
  Senior Vice President,       1999    200,000         --      92,100(4)    100,000           --         2,400
  General Counsel and          1998    200,000     85,000          --        33,333           --         2,200
  Corporate Secretary
R. W. Oliver.................  2000    200,000    126,000          --         5,000           --         2,500
  President, EEX Exploration   1999      7,692         --      68,750(9)     50,000           --            --
  and Production Company,      1998         --         --          --            --           --            --
  LLC

---------------

(1) At December 31, 2000, the number and value (based upon the closing price on December 29, 2000) of the aggregate restricted stock holdings for named executives were as follows: T. M Hamilton, 128,866 shares; $628,222; D. R. Henderson, 25,134 shares, $122,528; R. S. Langdon, 27,067 shares, $131,952;
    R. L. Edmonson, 8,000 shares, $39,000; J. K. Hartrick, none; and R. W. Oliver, 25,000 shares, $121,875. The Company does not currently pay dividends on Common Stock; however, it would pay dividends on restricted stock shares at the same rate paid on Common Stock.

(2) These amounts represent restricted stock that was granted in 1997 subject to performance-based restrictions and the passage of time. As of December 31, 2000, the performance requirement was met and the restrictions were removed from the shares.

(3) Includes matching contributions to the Company's Employee Stock Purchase and Savings Plan for each executive officer and Ms. Hartrick's compensation described in note 8, below.

(4) In December 1999, the Company offered to exchange for restricted stock all employees' stock options with an exercise price greater than $20. The amount of the exchange was computed using a Black-Scholes option pricing model (using a risk-free interest rate of 6.1%, based on the average ten-year Treasury strip rates for October and November 1999 and stock price volatility of 49% based on the historical volatility using daily stock prices over the prior ten years). Mr. Henderson accepted the offer on December 27, 1999, and received 37,700 shares of restricted stock for stock options for 146,667 shares. Ms. Hartrick accepted the offer on December 29, 1999, and received 30,700 shares of restricted stock for stock options for 91,667 shares. Mr. Langdon accepted the offer on January 3, 2000, and received 40,600 shares of restricted stock for stock options for 133,134 shares. The same offer was made to Mr. Hamilton on January 3, 2000, and was accepted on January 11, 2000. Mr. Hamilton received 123,300 shares of restricted stock for stock options for 463,334 shares. The restrictions on the restricted stock exchanged are lifted as to one-third of the shares each year beginning December 7, 2000 (January 3, 2001 for Mr. Hamilton), subject to continued employment.

(5) Mr. Hamilton received a restricted stock award of 50,000 shares on February 22, 1999. These shares are restricted for three years and subject to continued employment; the restrictions will be removed as to one-third of the shares at the end of each successive year. The restricted stock is valued for purposes of the Summary Compensation Table at the closing price of the Company's shares on the date of grant.

(6) Mr. Hamilton received a restricted stock award of 13,333 shares on February 24, 1998. These shares are restricted for five years and subject to continued employment, provided that the restrictions will be removed as to 25% of the shares after each year in which the Company's performance is in the top 25% of peer group companies in total shareholder return, as determined by the Compensation Committee in its sole judgment and discretion. The restricted stock is valued for purposes of the Summary Compensation Table at the closing price of the Company's shares on the date of grant.

(7) Mr. Edmonson received a restricted stock award of 8,000 shares on July 3, 2000 upon his employment. These shares are restricted for three years and subject to continued employment; the restrictions will be removed as to one-third of the shares at the end of each successive year. The restricted stock is valued for purposes of the Summary Compensation Table at the closing price of the Company's shares on the date of grant.

(8) Ms. Hartrick resigned from the Company effective June 30, 2000. She was paid $1,400,000 in connection with her resignation and the cancellation of her employment agreement, and $4,488 in consulting fees after her resignation.

(9) Mr. Oliver received a restricted stock award of 25,000 shares on December 17, 1999 upon his employment. These shares are restricted for three years and subject to continued employment; the restrictions will be removed as to one-third of the shares at the end of each successive year. The restricted stock is valued for purposes of the Summary Compensation Table at the closing price of the Company's shares on the date of grant.

OPTION GRANTS TABLE

     The table below shows, for each of the named executive officers, certain information with respect to options granted in 2000.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                           PERCENTAGE OF
                             NUMBER OF         TOTAL
                            SECURITIES     OPTIONS/SARS    EXERCISE
                            UNDERLYING      GRANTED TO     PRICE PER                GRANT DATE
                           OPTIONS/SARS    EMPLOYEES IN      SHARE     EXPIRATION    PRESENT
          NAME             GRANTED(#)(1)    FISCAL YEAR    ($/SH)(2)      DATE      VALUE $(3)
          ----             -------------   -------------   ---------   ----------   ----------
T. M Hamilton............     100,000          11.5         3.5315      2/15/10       259,000
D. R. Henderson..........      50,000           5.8         3.5315      2/15/10       129,500
R. S. Langdon............      60,000           6.9         3.5315      2/15/10       155,400
R. L. Edmonson...........      50,000           5.8         5.7815       7/3/10       212,000
J. K. Hartrick...........      35,000           4.0         3.5315      2/15/10        90,650
R. W. Oliver.............       5,000           0.6         3.5315      2/15/10        12,950

---------------

(1) Options become exercisable as to one-third of the grant each year after the date of grant beginning one year after the date of grant.

(2) Fair market value on the date of grant.

(3) Represents the hypothetical present value of each option determined by using the Black-Scholes Option Valuation Method based upon the terms of the option grant and the Company's stock price as of the date of the grant. The actual value, if any, an executive may realize will depend on the excess of the stock price on the date the option is exercised, and there is no assurance that the value ultimately realized will be at or near the value estimated. The assumptions used to arrive at the values shown are: risk free interest rate of 6.25%, based on the ten-year Treasury strip rate and stock price volatility of 56% based on the historical volatility using weekly stock prices over the prior three years, no dividend yield.

AGGREGATED OPTION EXERCISE TABLE

     The table below shows, for each of the named executive officers, the information specified with respect to exercised, exercisable and unexercisable options under all existing stock option plans.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                         OPTIONS AT              IN-THE-MONEY OPTIONS AT
                          SHARES       VALUE        DECEMBER 31, 2000 (#)         DECEMBER 31, 2000 ($)
                       ACQUIRED ON    REALIZED   ---------------------------   ---------------------------
                       EXERCISE (#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                       ------------   --------   -----------   -------------   -----------   -------------
T. M Hamilton........       --           --        253,333        246,667        44,783         89,567
D. R. Henderson......       --           --        116,667        113,333        22,392         44,783
R. S. Langdon........       --           --        120,000        120,000        28,870         53,740
R. L. Edmonson.......       --           --              0         50,000            --             --
J. K. Hartrick.......       --           --              0              0            --             --
R. W. Oliver.........       --           --         18,334         36,666        38,174         76,344

PENSION PLAN TABLE

     Employees of the Company participate in the Retirement Plan of EEX Corporation (the "Plan") and a retirement income restoration plan (the "Restoration Plan"). The table below illustrates the amount of annual benefit payable on a normal retirement basis beginning at normal retirement age to a person in specified average salary and years-of-service classifications under the Plan and the Restoration Plan.

                               PENSION PLAN TABLE

                                                     YEARS OF SERVICE
                                      -----------------------------------------------
          REMUNERATION(1)               15        20        25        30        35
          ---------------             -------   -------   -------   -------   -------
200,000.............................   48,551    64,735    80,919    97,103   113,286
275,000.............................   68,239    90,985   113,731   136,478   159,224
350,000.............................   87,926   117,235   146,544   175,853   205,161
425,000.............................  107,614   143,485   179,356   215,228   251,099
500,000.............................  127,301   169,735   212,169   254,603   297,036
575,000.............................  146,989   195,985   244,981   293,978   342,974
650,000.............................  166,676   222,235   277,794   333,353   388,911
725,000.............................  186,364   248,485   310,606   372,728   434,849
800,000.............................  206,051   274,735   343,419   412,103   480,786

------------
(1) Highest average covered compensation over any consecutive five-year period

     Covered compensation consists of base wages. The credited years of service under the Plan, as of February 28, 2001, for Messrs. Hamilton, Henderson, Langdon, Edmonson and Oliver are 4.1, 4.1, 3.9, 0.6, and 1.2 years, respectively, and the highest average covered compensation during any consecutive five-year period for each of them is $500,000, $260,304, $258,971, $200,000 and $200,000, respectively. Ms. Hartrick resigned before she became vested under the Plan.

COMPENSATION OF DIRECTORS

     The compensation program for non-employee Directors, effective January 1, 1999, provides for an annual award to continuing Directors at the time of each annual meeting of the following:

     - Restricted stock with a value of $50,000, provided that a Director may elect to take up to 40% of the $50,000 in cash. The restrictions on the shares lapse five years after the award, or upon the Director's earlier retirement, death, disability, failure to be reelected or a change in control of the Company. On May 9, 2000, Messrs. Lowther, Mallardi and Newman were awarded 17,778 shares of restricted stock, and Messrs. Addy and Bridgewater were awarded 10,667 shares of restricted stock and received $20,000.

     - A stock option valued at $50,000 under the Black-Scholes method. The stock option vests six months, and expires ten years, after the date of grant. On May 9, 2000, each of Messrs. Addy, Bridgewater, Lowther, Mallardi and Newman were awarded a stock option of 28,249 shares with an exercise price of $2.8125.

     - A performance-based stock option that will vest, all, none or in part, after three years if the Company achieves certain performance goals during the three-year period. On May 9, 2000, the non-employee Directors agreed to forego performance-based stock options for the year 2000.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

     Messrs. Hamilton, Henderson, Langdon and Edmonson have entered into employment contracts with the Company providing for the employment of: Mr. Hamilton as Chairman and President, Chief Executive Officer; Mr. Henderson as Executive Vice President and Chief Operating Officer; Mr. Langdon as Executive Vice President, Finance and Administration, and Chief Financial Officer; and Mr. Edmonson as Senior Vice President, General Counsel and Corporate Secretary. Each of the contracts is automatically extended for a two-year term on a daily continuing basis. The contracts provided for a minimum annual salary of $500,000 for Mr. Hamilton, $250,000 for Mr. Henderson, $250,000 for Mr. Langdon, and $200,000 for Mr. Edmonson, plus an annual incentive bonus based upon performance goals set by the Compensation Committee that are reasonably expected to yield a target bonus. In 2000, the target bonuses for Messrs. Hamilton, Henderson, Langdon and Edmonson were 85%, 80%, 80% and 75%, respectively, of their annual base salaries. The contracts also contain provisions relating to the grant of stock options and the award of restricted stock. Each of Messrs. Hamilton, Henderson,

Langdon and Edmonson have executed change in control agreements ("CIC Agreements") with the Company that provide certain benefits in the event their employment is terminated subsequent to a change in control of the Company (as defined in the CIC Agreements). The CIC Agreements are for continuous three-year terms until terminated by the Company upon specified notice and continue for three years following a change in control of the Company. The CIC Agreements provide that if the officer is terminated or if the officer elects to terminate employment under certain circumstances, within three years following a change in control of the Company, the officer shall be entitled to a lump-sum severance payment of three times the sum of the officer's base salary and target bonus, a prorated bonus in the year of termination, the value over exercise price of certain unexercised stock options, a three-year continuation of employee benefits, the equivalent of two years of service credit under the retirement program, and reimbursement of certain legal fees, expenses, and any excise taxes. In the event the same type of benefits or payments are payable under both the employment contracts and the CIC Agreements, the officers will receive the higher benefit or payment, but not duplicate benefits or payments.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for oversight and administration of the Company's compensation policies and programs and specific salary, incentive, stock option and long term incentive awards to the Chief Executive Officer and the named executive officers. The Committee is composed entirely of outside Directors. From time to time, the Committee has received advice on competitive pay levels and practices from independent, recognized consultants. It also reviews survey information on compensation collected by the Company and obtained from industry groups of which the Company is a member.

     Compensation Policies and Objectives. The Board Compensation Committee develops and oversees compensation programs it believes are needed to enhance shareholder value. The Committee has been guided by two primary objectives:

     - Offer incentive for business success by putting a significant portion of each executive's total pay at risk, based on Company performance.

     - Attract and keep outstanding executives by providing compensation opportunities consistent with or superior to those in the Company's industry for similar positions.

     The Company's compensation programs for executives are composed of the following elements:

     Base Salary Program. The Committee believes it is important to attract and retain high-caliber executives and employees, and in order to do this, the Company should attempt to pay fully competitive base salaries. The Committee has determined that base salaries, as a matter of policy, should be targeted at the 50th percentile of competitive levels for similarly qualified executives and employees in independent oil and gas companies. Additional pay, if any, should be through bonuses based on annual operating performance or through stock programs, reflecting total shareholder return.

     Salary levels for the executive officers are based upon assessment of each individual's performance, experience and value in attaining corporate financial and strategic objectives. The Committee compares the Company's annual cash payments (both salary and annual incentive) for named executive officers to recognized annual surveys of practice in its industry.

     Since Mr. Hamilton's employment as Chief Executive Officer in January 1997, he has been paid a base salary of $500,000 per year. He received no salary increase during 2000.

     Incentive Plan Compensation. It is the practice of the Committee to encourage positive annual operating results by annual incentive opportunities that put a significant portion of total pay at risk. The portion of compensation at risk is intentionally greater at higher executive levels in the Company. The incentive plan implemented for 2000 included financial targets and milestones related to exploration and development efficiency. Based upon the Committee's review of performance with respect to the targets and milestones, the Committee determined that, overall, the threshold level of the incentive plan was met. The Committee further reviewed the Company's performance during 2000 and noted the successful integration of the Tesoro assets and personnel into the Company, the successful Llano #3 and Jason wells, and the excellent reserve replacement record. Accordingly, Mr. Hamilton was awarded a bonus of $300,000; Mr. Henderson a bonus of $217,600; Mr. Langdon a bonus of $217,600; Mr. Edmonson a bonus of $156,000; and Mr. Oliver a bonus of $126,000.

     The Committee has elected to continue the use of a goal-based incentive plan for 2001. The plan is based upon measurable financial targets and milestones.

     Stock Incentive Plans. The Committee believes that stock-based compensation programs are the single most important compensation vehicle available for encouraging senior executives to maximize total shareholder return, and that stock compensation can be an important part of the pay package for lower-level employees as well.

     In December 1999, the Committee reviewed the stock options outstanding to all employees of the Company. In order to provide greater and more immediate incentives to maximize total shareholder return and to provide retention of key employees, the Committee decided to offer each holder an exchange of his or her stock options with an exercise price greater than $20 for restricted stock. The amount of the exchange was computed using a Black-Scholes option-pricing model. Mr. Hamilton's exchange offer was made and effective in January 2000 and resulted in his receiving 123,300 shares of restricted stock in exchange for stock options for 463,334 shares. Similarly, Mr. Langdon received 40,600 shares of restricted stock for stock options for 133,334 shares when he accepted the offer in January 2000. Upon joining the Company in December 1999, Mr. Oliver was granted 25,000 shares of restricted stock and stock options for 50,000 shares. The restrictions on the stock under each of these grants are lifted, and the options vest, as to one-third of the shares each year beginning one year after the date of grant, subject to continued employment.

     In February 2000, the Committee awarded Mr. Hamilton a stock option for 100,000 shares as a part of the senior executive incentive compensation determinations. Mr. Henderson, Mr. Langdon and Mr. Oliver received stock option grants of 50,000 shares; 60,000 shares; and 5,000 shares, respectively. Upon joining the Company in July 2000, Mr. Edmonson was awarded a stock option grant of 50,000 shares. The exercise price of each of these options equaled the fair market value of the shares on the date the options were granted. One-third of these options will vest each year beginning one year after the date of grant. Mr. Edmonson was granted 8,000 shares of restricted stock in July 2000 and 7,000 shares of restricted stock in February 2001. The restrictions on the stock are lifted as to one-third of the shares each year beginning one year after the date of grant, subject to continued employment.

     Peer Group Selection. In May 1998, the Committee designated a peer group of companies. These companies (taking into account mergers and acquisitions that have occurred within the group) continue to reflect those who most closely resemble the Company in assets and focus, and/or are among those that analysts routinely compare to the Company: Anadarko Petroleum Corp., Apache Corp., Burlington Resources, Inc., EOG Resources, Inc., Forest Oil Corp., Newfield Exploration Co., Noble Affiliates, Inc., Ocean Energy Inc., Pioneer Natural Resources Co., and POGO Producing Co.

     Section 162(m). No formal policy has been adopted by the Company with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m) of the Internal Revenue Code. The Committee intends to consider tax deductibility as one relevant factor in making future awards to executives but may decide that other factors outweigh the preservation of deductibility.

Dated: April 10, 2001                           Compensation Committee
                                                M. P. Mallardi, Chairman
                                                F. S. Addy
                                                B. A. Bridgewater, Jr.
                                                F. M. Lowther
                                                H. H. Newman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Mr. Addy, a member of the Compensation Committee served as interim Chairman and Chief Executive Officer from September 10, 1996 to January 13, 1997, and as President from October 30, 1996 to January 13, 1997.

     Mr. Newman became a Director in January 1999 and a member of the Compensation Committee in February 1999. In January 1999, the Company issued 1.5 million shares of Series B 8% Cumulative Perpetual Preferred Stock (the "Preferred Stock"), and warrants to acquire 21 million shares of Common Stock to Warburg Pincus Equity Partners, L.P. and certain affiliated partnerships ("WPEP") in exchange for $150 million. The sole general partner of WPEP is Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg, Pincus & Co., LLC, a New York limited liability company ("EMW LLC"), manages WPEP. The members of the EMW LLC are substantially the same as the partners of WP. Mr. Newman is a Managing Director and member of EMW LLC and a general partner of WP. In addition, these shares of Preferred Stock, together with warrants owned by WPEP, (or a pro rata portion thereof), upon the occurrence of a Change in Control, may, at the option of WPEP, be exchanged for 27,907,050 shares of Common Stock (subject to pro rata reduction if only a portion of the Preferred Stock and warrants are exchanged and subject to anti-dilution adjustments); provided that under certain circumstances, the Company may elect to pay WPEP cash in lieu of shares of Common Stock.

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total return to shareholders on the Company's Common Stock since it first began trading against (i) the cumulative total return of the S&P 500 Composite Stock Index and (ii) the Company's peer group consisting of Anadarko Petroleum Corp., Apache Corp., Burlington Resources, Inc., EOG Resources, Forest Oil Corp., Newfield Exploration Co., Noble Affiliates, Inc., Ocean Energy Inc., Pioneer Natural Resources Co., and POGO Producing Co. The graph assumes that the value of the investment in the Company's Common Stock, the index and peer group was $100 at December 31, 1995, and that all dividends are reinvested.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                    AMONG EEX CORPORATION, THE S&P 500 INDEX
                                AND A PEER GROUP
[PERFORMANCE GRAPH]

                                                     EEX CORPORATION                S & P 500                  PEER GROUP
                                                     ---------------                ---------                  ----------
12/95                                                    100.00                      100.00                      100.00
12/96                                                    101.08                      122.96                      126.59
12/97                                                     77.96                      163.98                      111.18
12/98                                                     20.07                      210.84                       80.73
12/99                                                      8.42                      255.22                       88.67
12/00                                                     13.98                      231.98                      172.62

* $100 INVESTED ON 12/31/95 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the officers and directors of the Company and persons who own more than 10% of a registered class of the equity securities of the Company to file reports of beneficial ownership and changes in beneficial ownership with the SEC and the New York Stock Exchange. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 2000 its officers, directors and shareholders holding greater than 10% of the Company's Common Stock complied with all applicable filing requirements.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     On the recommendation of the Audit Committee, the Board of Directors has, subject to ratification by the shareholders, appointed Ernst & Young LLP as independent Certified Public Accountants of the Company for the year 2001. Ernst & Young LLP has been the Company's independent auditors since September 1997. Neither the firm nor any of its members has any direct financial interest or any material indirect financial interest in the Company or any of its affiliates. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be provided the opportunity to make a statement and will be available to respond to appropriate questions.

AUDIT FEES

     Fees paid to Ernst & Young LLP for the last audit of annual financial statements and reviews of financial statements included in the Company's Forms 10-Q during 2000 were $240,000.

ALL OTHER FEES

     All other fees paid to Ernst & Young LLP were $206,000 and included audit-related services (generally fees for audits and reviews of subsidiary financial statements) and accounting implementation assistance. The Audit Committee has considered whether the provision of these services is compatible with maintaining Ernst & Young LLP's independence.

     Ratification of the appointment of Ernst & Young LLP as independent auditors for the year 2001 requires the majority of the votes cast on this proposal. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                            SOLICITATION OF PROXIES

     This solicitation is being made by the Company. The cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement, and Proxy, and the cost of further solicitation are to be borne by the Company. Solicitations may further be made by directors, officers, and regular employees of the Company, without additional compensation, through use of the mails, telephone, facsimile transmission, or personal interview. No additional compensation will be paid for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company's Common Stock. The Company has retained W. F. Doring & Co. at a cost of approximately $4,000 to assist in the solicitation of proxies.

                             SHAREHOLDER PROPOSALS

     In order to be considered for inclusion in the Company's Proxy Statement relating to its 2002 Annual Meeting, the Company must receive a shareholder's proposal no later than December 11, 2001. Such proposals should be addressed to the Corporate Secretary.

     The Company's Bylaws provide that in addition to any other applicable requirements, in order for a shareholder to properly bring business before an annual meeting or nominate a person for election to the Board, the shareholder must give timely written notice to the Corporate Secretary and provide certain specified information. The Company anticipates that the 2002 Annual Meeting of Shareholders will be held on May 21, 2002. Based upon that date, to be timely, advance notice of any shareholder nominations of directors and of any shareholder proposal must be delivered to or mailed and received at the Company's principal executive offices on or before April 1, 2002, but no earlier than March 7, 2002. If a shareholder fails to provide timely notice of a proposal to be presented at the 2002 Annual Meeting, the Company's management will have discretionary authority with respect to proxies submitted to the 2002 Annual Meeting of Shareholders on any such proposal. Details regarding the procedural requirements for presenting a matter before a meeting of shareholders are available upon written request to the Corporate Secretary.

                                 OTHER MATTERS

     The Board of Directors does not intend to bring any other business before the meeting and has no reason to believe any will be presented to the meeting. If, however any other business should be properly presented at the meeting, the proxies named in the enclosed form of proxy will vote the proxy in accordance with their best judgment.

                           AVAILABILITY OF FORM 10-K

     SHAREHOLDERS MAY OBTAIN WITHOUT CHARGE ANOTHER COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (EXCLUDING CERTAIN OF THE EXHIBITS THERETO) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO THE CORPORATE SECRETARY, EEX CORPORATION, 2500 CITYWEST BLVD., SUITE 1400, HOUSTON, TX 77042.

                                                By order of the Board of
                                                Directors

                                                Richard L. Edmonson
                                                Senior Vice President, General
                                                Counsel,
                                                and Corporate Secretary

Houston, Texas
April 10, 2001

                                                                    ATTACHMENT A

                                EEX CORPORATION

                            AUDIT COMMITTEE CHARTER

     The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Corporation, (2) the compliance by the Corporation with legal and regulatory requirements and (3) the independence and performance of the Corporation's internal and external auditors.

     The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Governance and Nominating Committee.

     The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of or consultants to, the Committee.

     The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

 1. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

 2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Corporation's financial statements.

 3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements.

 4. Review with management and the independent auditor the Corporation's quarterly financial statements prior to the release of quarterly earnings (such review may be delegated to the Chairman of the Committee).

 5. Meet periodically with management to review the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

 6. Review major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

 7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

 8. Approve the fees to be paid to the independent auditor.

 9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to insure the independence of the auditor.

10. Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

11. Review the appointment and replacement of the senior internal auditing executive.

12. Review the significant reports to management prepared by the internal auditing department and management's responses.

13. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

14. Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

15. Obtain reports from management, the Corporation's senior internal auditing executive and the independent auditor that the Corporation's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Corporation's Statement of Operating Policy and Procedures.

16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Corporation's response to that letter. Such review should include:

          (a) Any difficulties encountered in the course of the audit work, including and restrictions on the scope of activities or access to required information.

          (b) Any changes required in the planned scope of the internal audit.

          (c) The internal audit department responsibilities, budget and staffing.

18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

19. Advise the Board with respect to the Corporation's policies and procedures regarding compliance with applicable laws and regulations and with the Corporation's Statement of Operating Policy and Procedures.

20. Review with the Corporation's General Counsel legal matters that may have a material impact on the financial statements, the Corporation's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

21. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Corporation's Statement of Operating Policy and Procedures.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                                 EEX CORPORATION
                           TO BE HELD ON MAY 22, 2001

         The undersigned hereby appoints T. M Hamilton and Richard L. Edmonson, or either of them, as the lawful agents and Proxies of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of EEX Corporation held of record by the undersigned on March 23, 2001, at the Annual Meeting of Shareholders of EEX Corporation to be held at 2500 CityWest Blvd., Houston, Texas 77042 at 10:00 a.m. on May 22, 2001, or any adjournment or postponement thereof.

         It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR IN NO. 1 AND "FOR" THE PROPOSAL SET FORTH IN NO. 2, BELOW.

         The undersigned hereby revokes all previous proxies relating to the shares of Common Stock covered hereby and confirms all that the above-named Proxies may do by virtue hereof.

                                 EEX CORPORATION
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1.  Election of Directors--T. M Hamilton and F. M. Lowther

    FOR                       WITHHOLD                  FOR
    BOTH                        BOTH                  EXCEPT*
    [ ]                         [ ]                     [ ]

    -------------------------------
    *Nominee Exception (print name)

2.  Ratify the appointment of Ernst & Young LLP as independent auditors.

    FOR                       AGAINST                 ABSTAIN
    [ ]                         [ ]                     [ ]

3. In their discretion, the Proxies are authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

                                          Dated:                          , 2001
                                                --------------------------

                                          --------------------------------------

                                          --------------------------------------
                                          Signature of Shareholder(s)

                                          This proxy must be signed exactly as
                                          the name appears hereon. Executors,
                                          administrators, trustees, etc., should
                                          give full title as such. If the signer
                                          is a corporation, please sign full
                                          corporate name by duly authorized
                                          officer.